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25 August 2026

ANNEX A - KNOCK-IN COLLAR LOAN ANNEX

Non-Recourse, 30-Day Rolling Knock-In Collar Loan

This Collar Loan Annex (this “Annex”) is entered into as of 25 August 2026 and forms part of the Loan and Security Agreement (the “Agreement”) between ChainFi, Inc. d/b/a Arch Lending, a Delaware corporation with its principal place of business at 595 Broadway, 4th Floor, New York, NY 10012 (“Lender”), and US Digital Mining and Hosting Co., LLC, a Florida limited liability company whose address is 1200 W Platt Street, Suite 100, Tampa, FL 33606 (“Borrower”). This Annex sets out the terms on which Lender will make available to Borrower a non-recourse, collared, 30-day rolling loan secured by Bitcoin (each such loan, a “Collar Loan”).

1. INCORPORATION, SCOPE AND ORDER OF PRECEDENCE

1.1
Incorporation; amendment of the Agreement. This Annex is a Related Document and is incorporated into and forms part of the Agreement. This Annex operates as an amendment to the Agreement and, in respect of each Collar Loan, amends, supplements, supersedes and disapplies the provisions of the Agreement identified in it. Each provision of the Agreement stated in this Annex to be deleted, disapplied, amended, replaced or of no force or effect is so deleted, disapplied, amended or replaced by agreement of the parties, and not merely waived or forborne, in respect of each Collar Loan. This Annex is executed by both parties and satisfies the requirements of Section 16.9 of the Agreement (Modification) in respect of every such amendment. Neither party may resile from any such amendment, and no course of dealing, delay or failure to enforce reinstates any provision so amended. Except as so amended, supplemented, superseded or disapplied, all terms of the Agreement remain in full force and effect and apply to each Collar Loan.
1.2
Scope. This Annex applies solely and exclusively to Loans designated as “Collar Loans” in the applicable Reset Confirmation. It has no effect on any other Loan made under the Agreement.
1.3
Order of precedence. In the event of any conflict or inconsistency, the following order of precedence applies, in descending order: (a) the Reset Confirmation then in effect, but only as to the numerical values of the commercial variables it is required by Section 4.3 of this Annex to specify, and not as to the method by which those values are determined; (b) this Annex; (c) the Agreement. Notwithstanding Section 2.3 of the Agreement, where a Reset Confirmation or this Annex conflicts with the Disclosure Statement, this Annex and the Reset Confirmation govern, and Borrower waives any inconsistent Disclosure Statement term to the fullest extent permitted by applicable law.
1.4
Non-variable provisions. Notwithstanding Section 1.3, no Reset Confirmation may vary, waive or disapply Section 3 (Non-Recourse Obligations), Section 5.3A (The knock-in test), Section 5.5 (Borrower options at each maturity), Section 5.7 (Elections; automatic maturity if Borrower does not elect), Section 5.2 (No margin call and no liquidation at any price), Section 6 (No Margin Calls, Trigger Events or Liquidations), Section 8.1 (Prepayment and exit), Section 8.4 (Shortfall borne by Lender) or Section 10 (Custody, Hedging and Additional Representations) of this Annex, and any provision of a Reset Confirmation purporting to do so is void. The length of the Cure Period is an exception and may be specified in each Reset Confirmation; absent specification it is twenty-four (24) hours. Any variation of those Sections requires a written amendment signed by both parties in accordance with Section 16.9 of the Agreement.
1.5
Defined terms. Capitalized terms used but not defined in this Annex have the meanings given in the Agreement. References to Sections are to Sections of the Agreement unless stated to be Sections of this Annex or unless the context requires that the reference be to a Section of this Annex, in which case it shall be so construed. A reference to a Section number that exists in this Annex and appears in the context of the collar mechanics, the roll, the Borrower's elections, the automatic maturity where Borrower does not elect, interest, settlement or default is a reference to the corresponding Section of this Annex.

ChainFi, Inc. d/b/a Arch Lending · Confidential · Annex A - Knock-In Collar Loan Annex to the Master Loan Agreement 1

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2. DEFINITIONS

For the purposes of each Collar Loan, the following definitions apply:

“Applicable LTV” means the LTV as at the Reset Time on the Trade Date or, for each subsequent Rolling Period, as at the Reset Time on the Reset Date on which that Rolling Period begins, as specified in the Reset Confirmation for that Rolling Period. The Applicable LTV is the struck figure from which the Floor Price for that Rolling Period is derived. It is recorded once and does not change during the Rolling Period. It is to be distinguished from the LTV, which moves throughout the Rolling Period as the price of the Collateral moves.

“Barrier Price” means for each Rolling Period, the price per unit of Collateral specified as the Barrier Price in the Reset Confirmation for that Rolling Period. The Barrier Price is above the Ceiling Price for that Rolling Period. It is the level at or above which the cap represented by the Ceiling Price knocks in. Below it, the Ceiling Price has no effect and Borrower retains the whole of any appreciation in the Collateral.

“Ceiling Percentage” means the Ceiling Price expressed as a percentage of the Reference Price. It is a derived figure and is not required to be recorded in the Reset Confirmation. The Ceiling Percentage is solved against the Interest Rate for the relevant Rolling Period and is expected to change at each Reset.

“Ceiling Price” means for each Rolling Period, the price per unit of Collateral specified as the Ceiling Price in the Reset Confirmation for that Rolling Period, being an amount equal to the Reference Price multiplied by the Ceiling Percentage. The Ceiling Price, not the Ceiling Percentage, is the figure recorded.

“Collar” means the combination, in respect of each Rolling Period, of the Floor Price, the Ceiling Price and the Barrier Price, together with any Hedge Transaction entered into by Lender in respect of them.

“Collar Collateral Account” means the segregated wallet or account at the Depository designated as such by Lender and notified to Borrower. All references in the Agreement to the “Depository Account” are, in respect of each Collar Loan, references to the Collar Collateral Account, and the definition of “Depository Account” in Section 3 of the Agreement is amended accordingly so that the account is segregated and not commingled, save in respect of units used under Section 10.2 of this Annex.

“Collar Settlement Value” means in respect of each unit of Collateral and any date of determination, an amount equal to: (a) where a Knock-In Event has occurred on that date, the Ceiling Price; and (b) in every other case, max(Floor Price, Reference Price). In respect of the Collateral as a whole, that amount multiplied by the number of Pledged Units. Expressed as a single formula: if Reference Price is at or above the Barrier Price, the Ceiling Price; otherwise max(Floor Price, Reference Price).

“Coverage” means at any time, the aggregate value of the Pledged Units at the Floor Price then in effect, expressed as a percentage of the Total Loan Amount. Coverage of 100% or more means that the Pledged Units, valued at the Floor Price, are sufficient to discharge the Total Loan Amount in full. Interest accruing during a Rolling Period is not taken into account in Coverage, in the LTV or in the Applicable LTV; it becomes payable on the Reset Date under Section 7.2 of this Annex. The exclusion of interest from Coverage and from the LTV is for measurement purposes only: accrued and unpaid interest forms part of the Secured Obligations, is secured by the Collateral and is recoverable from the Collateral under Sections 6.3 and 8 of this Annex.

“Cure Period” means the period specified as such in the Reset Confirmation for the relevant Rolling Period or, where none is specified, twenty-four (24) hours, in each case running from the Election Deadline on the relevant Reset Date, within which Borrower, having elected by the Election Deadline to roll under Section 5.5(b)(iii) of this Annex, may deliver additional Collateral or make payment so as to eliminate the Floor Shortfall. The Cure Period applies to delivery and payment only, and not to the election itself.

“Election Deadline” means the time on each Reset Date specified as such in the Reset Confirmation, being the latest time by which Borrower may accept the terms recorded in that Reset Confirmation and make its elections under this Annex, in each case by notice to Lender under Section 4.3(c) of this Annex and without any requirement of signature, subject to Lender's discretion to permit a later time under Section 5.7(b) of this Annex.

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“Equivalent Units” means units of the same Digital Asset, and of the same number, as the Pledged Units in question. Units of a Digital Asset are fungible for this purpose, and Lender is not obliged to redeliver the identical units originally delivered by Borrower.

“Event of Default” means any event or circumstance specified in Section 12.1 of the Agreement, as amended by Section 9.1 of this Annex, upon the occurrence of which Borrower is stated to be in default.

“Excess Appreciation” means in respect of any Rolling Period, where and only where a Knock-In Event has occurred on the relevant Reset Date, an amount equal to (a) the Reference Price on that Reset Date minus the Ceiling Price for that Rolling Period, multiplied by (b) the number of Pledged Units. Where no Knock-In Event has occurred, Excess Appreciation is zero, irrespective of how far the Reference Price exceeds the Ceiling Price.

“Floor Percentage” means the Floor Price expressed as a percentage of the Reference Price. It is a derived figure and is not required to be recorded in the Reset Confirmation. On the Trade Date, and at each Reset, the Floor Percentage is solved so that Coverage is approximately 100% for the Rolling Period then beginning, taking account of any additional Collateral delivered under Section 5.5(b)(iii) and any adjustment to the Total Loan Amount under Section 5.3 of this Annex, and accordingly approximates the Applicable LTV for that Rolling Period. The Floor Price is a quoted commercial figure and may sit marginally above or below the level at which Coverage is exactly 100%; Section 5.5(a) of this Annex applies to any such difference and any resulting shortfall is borne by Lender.

“Floor Price” means for each Rolling Period, the price per unit of Collateral specified as the Floor Price in the Reset Confirmation for that Rolling Period, being an amount equal to the Reference Price multiplied by the Floor Percentage. The Floor Price, not the Floor Percentage, is the figure recorded.

“Floor Shortfall” means at any time, the amount by which the Total Loan Amount exceeds the aggregate Collateral Market Value of the Pledged Units. A Floor Shortfall will ordinarily arise where the Reference Price is below the Floor Price, and is borne by Lender in accordance with Sections 3.2(d) and 5.5(f) of this Annex.

“Hedge Transaction” means any option, forward, swap or other derivative transaction, or any purchase or sale of Digital Assets, entered into by Lender with a third party for the purpose of hedging, funding or offsetting Lender's exposure under the Collar.

“Interest Rate” means in respect of each Rolling Period, the rate per annum specified as such in the Reset Confirmation for that Rolling Period.

“Knock-In Event” means the Reference Price being at or above the Barrier Price for the Rolling Period then ending, determined at the Reset Time on the Reset Date; and, where Borrower repays or terminates a Collar Loan other than on a Reset Date, determined at the Reset Time on the date of that repayment or termination as though that date were a Reset Date, in accordance with Section 8.2 of this Annex. It is determined at no other time. A Knock-In Event is the sole circumstance in which the Ceiling Price operates to cap Borrower's participation, and Excess Appreciation can arise only where a Knock-In Event has occurred.

“LTV” means at any time, the Total Loan Amount expressed as a percentage of the aggregate Collateral Market Value of the Pledged Units at that time. The LTV moves continuously with the price of the Collateral throughout each Rolling Period. The definition of “LTV” in Section 3 of the Agreement applies, save that for each Collar Loan

(a) the numerator is the Total Loan Amount and excludes interest accruing during the current Rolling Period, which is dealt with under Section 7.2 of this Annex, and (b) the LTV has no operative consequence during a Rolling Period: it triggers no margin call, no Trigger Event, no cure obligation and no right of Lender to liquidate, at any level, as provided in Sections 5.2 and 6 of this Annex.

“Non-Recourse Carve-Outs” means the matters set out in Section 3.3 of this Annex.

“Pledged Units” means the number of units of Collateral specified as such in the Reset Confirmation, being the units held in the Collar Collateral Account in support of the Collar Loan. Units of Collateral held for Borrower otherwise than in the Collar Collateral Account are not Pledged Units and are not subject to the Collar.

“Reference Price” means the market value of one unit of Collateral, being the last trade price per unit determined by Lender in accordance with Section 7 of the Agreement, as at the Reset Time on the relevant Reset Date (or, in

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the case of the initial Rolling Period, as at the Reset Time on the Trade Date, subject to re-determination on the Disbursement Date under Section 4.5 of this Annex).

“Repayment Period” means in respect of each Collar Loan, the Rolling Period then in effect. The definition of “Repayment Period” in Section 3 of the Agreement (which is determined by reference to the number of scheduled payments in the Disclosure Statement) does not apply to any Collar Loan.

“Reset” means the re-striking of the Floor Price, the Ceiling Price, the Barrier Price and the Interest Rate on a Reset Date in accordance with Section 5 of this Annex.

“Reset Confirmation” means the record of the terms of a Rolling Period set out in Schedule 1 to this Annex, completed and issued by Lender for that Rolling Period. Schedule 1 as executed with this Annex is the Reset Confirmation for the initial Rolling Period. For each subsequent Rolling Period, Lender completes and issues a restated Schedule 1, which forms part of this Annex for that Rolling Period on Borrower's acceptance of it under Section 4.3(c) of this Annex. Borrower is not required to execute or countersign any Reset Confirmation, and no term sheet is entered into for any Rolling Period. Terms communicated by Lender at or before a Reset are indicative only until recorded in a Reset Confirmation.

“Reset Date” means the last day of each Rolling Period, being the maturity date of that Rolling Period, and each date on which a Collar Loan is otherwise re-struck by agreement of the parties.

“Reset Time” means the time on each Reset Date specified as such in the Reset Confirmation.

“Rolling Period” means each period of approximately 30 consecutive calendar days beginning on (and including) the Disbursement Date, in the case of the initial Rolling Period, or the day immediately following a Reset Date, in the case of each subsequent Rolling Period; the last day of each such period being the Reset Date for that Rolling Period, subject to extension under Section 9.3 of this Annex and to early termination on a restructuring under Section 5.3B(a1) of this Annex, neither of which is an Event of Default.

“Secured Obligations” means at any time, the aggregate of the Total Loan Amount and all accrued and unpaid interest, any Unwind Cost, late payment fees payable under Section 7.3 of this Annex, Excess Appreciation and Collection Costs then outstanding in respect of the Collar Loan; excluding any Excess Appreciation arising on the date on which the Collar Loan is settled, which is given effect through the cap contained in the definition of Collar Settlement Value and is not additionally recoverable.

“Total Loan Amount” means in respect of each Collar Loan, the aggregate principal amount outstanding from time to time, as increased by any amount added under Section 5.3(c), Section 5.3B or Section 5.5(b)(iii) of this Annex and as recorded in the Reset Confirmation then in effect and in Lender's internal records under Section 5.11 of the Agreement. The definition of “Total Loan Amount” in Section 3 of the Agreement (which is determined by reference to the Disclosure Statement) does not apply to any Collar Loan.

“Trade Date” means the date of this Annex.

“Unwind Cost” means any cost, loss, breakage, premium or other amount incurred or payable by Lender in unwinding, terminating, novating, replacing or restructuring any Hedge Transaction or Collar, or any part of one, including on a change in the structure of the Collar from one Rolling Period to the next, and including any amount charged to Lender by a hedge counterparty. An Unwind Cost is not Excess Appreciation and is not calculated by reference to the Ceiling Price. It is payable by Borrower only where Borrower elects a course that gives rise to it and only as provided in Section 5.3B of this Annex.

The collar economics are set in Schedule 1, not here. The Floor Price, Ceiling Price, Applicable LTV, Interest Rate, Reference Price, Reset Time and Election Deadline are defined in this Annex by reference only. Their values are set, and re-set, exclusively in the Reset Confirmation at Schedule 1, which Lender completes and issues for each Rolling Period. Nothing in this Annex fixes any of them. Figures that do not vary by Rolling Period are set in this Annex and are not Reset Confirmation variables. These include the 30/360 interest convention in Section 7.1, the late payment fee in Section 7.3, the judgment threshold in Section 9.1A(d), the arbitration threshold in Section 11.3(b) and the notice and cure periods specified in Sections 4 to 9.

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3. NON-RECOURSE OBLIGATIONS

3.1
Full recourse provisions disapplied. In respect of each Collar Loan, the following provisions of the Agreement are hereby deleted and of no force or effect: (a) Section 9.5 (Full Recourse Obligations); (b) Section 9.6 (Security Scope), to the extent it purports to secure obligations of Borrower to Lender or its affiliates other than the Collar Loan and obligations arising under this Annex, the Agreement and the Reset Confirmations; and (c) Section 9.11 (Waiver of Notices and Defenses) in its entirety, including each bullet providing that Borrower's indebtedness is “absolute and unconditional” irrespective of any impairment or non-perfection of Collateral, any manner of sale, disposition or application of proceeds, any defense, set-off or counterclaim, or any other circumstance operating as a legal or equitable discharge. Notwithstanding any other provision of the Agreement to the contrary, including Section 1 (Agreement to Pay), each Collar Loan is a non-recourse obligation of Borrower, subject only to Section 3.3 of this Annex.
3.2
Sole recourse. Lender's sole and exclusive recourse for the satisfaction of the Secured Obligations is to the Pledged Units, Equivalent Units and their proceeds. The security interest granted under Section 9.1 of the Agreement, as it relates to each Collar Loan, extends only to the Pledged Units and the Collar Collateral Account, and not to any other Digital Asset, Investment Property or asset of Borrower, whether held with the Depository or otherwise. Without limiting the foregoing, and except in respect of the Non-Recourse Carve-Outs:
(a)
Borrower shall have no personal or corporate liability for the payment of any Collar Loan beyond the Pledged Units;
(b)
Lender shall not seek, obtain or enforce any judgment for any deficiency, shortfall or unsatisfied balance against Borrower or any of its affiliates, officers, directors or shareholders, and expressly waives any right to do so;
(c)
Lender shall have no right of recourse against, and shall not levy execution upon, any asset of Borrower other than the Pledged Units, whether by way of set-off, attachment, injunction or otherwise; and
(d)
if the Collar Settlement Value of the Pledged Units, once applied in accordance with Section 8 of this Annex, is less than the Secured Obligations, the deficiency shall be borne absolutely by Lender and Borrower's obligations shall be deemed discharged and satisfied in full, and such deemed discharge shall constitute “full payment of all indebtedness” for the purposes of Section 15 of the Agreement and shall terminate the security interest notwithstanding Section 9.8 of the Agreement.
3.3
Non-Recourse Carve-Outs. Section 3.2 of this Annex does not limit Borrower's liability, which shall remain full recourse, in respect of: (a) fraud, willful misconduct or intentional misrepresentation by Borrower; (b) misappropriation, conversion or unauthorized transfer, encumbrance or disposition of the Collateral by Borrower; (c) the creation or existence of any lien, security interest or encumbrance over the Collateral other than in favor of Lender; (d) any breach of Section 10.3 of this Annex (commercial purpose representations) or of Section 17.2(a), (b) or (e) of the Agreement (title to, and non-transfer of, the Collateral); and (e) Collection Costs directly attributable to any of the foregoing. The carve-outs are exhaustive. For the avoidance of doubt, breach of any other provision of Section 17 of the Agreement, including the compliance-with-law and tax covenants, does not restore recourse. Where a representation is replaced or modified by Section 10.3 of this Annex, paragraph (d) applies to the representation as so replaced or modified.
3.4
Cash obligations. Excess Appreciation payable in cash under Section 5.3(b) of this Annex and interest payable in cash under Section 7.2 of this Annex remain non-recourse. Lender's remedy for non-payment is limited to the sale or delivery of Pledged Units under Section 5.3(a) or Section 6.3(a), (d) or (e) of this Annex, together with the acceleration and possession rights preserved by Section 9.2 of this Annex, and Borrower's failure to pay is an Event of Default under Section 9.1(b) of this Annex on the terms there set out. These items are non-recourse by design, and are not Non-Recourse Carve-Outs.
3.5
Set-off limited. Section 12.5 of the Agreement (Right of Set-off) applies to each Collar Loan only in respect of the Pledged Units and the Collar Collateral Account, and Lender shall not set off against any other deposit, account, collateral or asset of Borrower held by Lender or any of its affiliates, except in respect of the Non-Recourse Carve-Outs.

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3.6
Survival. This Section 3 survives the termination of the Agreement and the discharge of each Collar Loan, and is a material inducement to Borrower entering into each Collar Loan.

4. TERM; 30-DAY ROLLING STRUCTURE; RESET CONFIRMATIONS

4.1
Term. Notwithstanding Section 5.1 of the Agreement (Loan Term), the term of each Collar Loan is one Rolling Period, being the period specified as such in the Reset Confirmation and ordinarily of approximately 30 calendar days, subject to successive automatic extension in accordance with Section 4.2 of this Annex. The following provisions of the Agreement do not apply to any Collar Loan and are disapplied in their entirety: Section 5.1 (Loan Term); Section 5.2 (Interest Rate), the Interest Rate being re-struck at each Reset under Section 5.6 of this Annex; Section 5.3 (Payment Methods), including the AutoPay, ACH and Interest Reserve options, which are replaced by Section 7 of this Annex; Section 5.4 (Repayment Period; Payments; Late Payment), including the amortized, interest-only and deferred interest payment structures and the balloon payment construct; the second sentence of Section 10 (Right to Prepay), which recalculates interest by reference to the original duration of the Loan; and Section 14 (Optional Rollover).
4.2
Automatic roll; non-renewal. Subject to Section 4.4 of this Annex, each Collar Loan shall automatically continue for a further Rolling Period on the terms of the Reset Confirmation delivered under Section 4.3, unless either party gives written notice of non-renewal to the other. Such notice may be given: (a) by either party, at any time up to the Reset Time on the relevant Reset Date; or (b) by Borrower, at any time up to the Election Deadline on the Reset Date, after receipt of the Reset Confirmation delivered under Section 4.3(b) of this Annex, so that Borrower may decline to roll with knowledge of the actual Floor Price, Ceiling Price, Barrier Price and Interest Rate. Each Collar Loan is accordingly of open term, and no maximum number of Rolling Periods applies.
4.3
Reset procedure; Reset Confirmation. Because the Reference Price is determined at the Reset Time on the Reset Date, the following sequence applies at each Reset. No term sheet is signed for any Rolling Period; the terms of each Rolling Period are recorded in Schedule 1 as the Reset Confirmation for that Rolling Period:
(a)
not later than one (1) Business Day prior to each Reset Date, Borrower shall notify Lender whether it intends to close out or to roll and, if to roll, of its election under Section 5.6 of this Annex, being either the Ceiling Price it is prepared to accept or its target Interest Rate. Failing such notification, the election applicable to the Rolling Period then ending shall be deemed to continue;
(b)
promptly following the Reset Time on the Reset Date, Lender shall quote the Floor Price, Ceiling Price, Barrier Price and Interest Rate for the next Rolling Period and deliver to Borrower the Reset Confirmation, being Schedule 1 completed and restated for that Rolling Period and recording the actual Reference Price, Floor Price, Ceiling Price, Barrier Price, Interest Rate, Total Loan Amount, outstanding principal balance, Secured Obligations, Pledged Units, Applicable LTV, resulting Coverage, the interest amount for the Rolling Period, the Disbursement Date, the Reset Date, the preceding Reset Date, the Reset Time and the Election Deadline, and, where the Reference Price is below the Floor Price, the amount required to eliminate the Floor Shortfall for the purposes of Section 5.5(b)(iii) of this Annex. Borrower acknowledges that the quotation can only be given on the Reset Date, because it reflects live market prices at the Reset Time; and
(c)
if Borrower wishes the Collar Loan to continue for that Rolling Period, Borrower may accept the terms recorded in the Reset Confirmation and make any election available to it under Section 5.3 or Section 5.5 of this Annex, in each case by notice to Lender, which may be by email, by the Election Deadline on that Reset Date. No signature or countersignature is required of Borrower. Acceptance and election are conditions of a roll and are not obligations of Borrower; a failure to accept, to elect or to respond is not a breach of this Annex and is not an Event of Default, and the sole consequences are those set out in Sections 4.4 and 5.7(c) of this Annex.

Each Reset Confirmation forms part of this Annex and records the terms of that Rolling Period only. On Borrower's acceptance under paragraph (c) it is binding on both parties, and the terms recorded in the Reset Confirmation delivered under paragraph (b) apply from the commencement of the relevant Rolling Period, except where a notice of non-renewal has been given under Section 4.2 of this Annex or the Collar Loan is maturing under Section 4.4 or Section 5.7(c) of this Annex, in which case Section 8.3 of this Annex governs and the Floor Price, Ceiling Price and

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Barrier Price for the Rolling Period then ending continue to apply until settlement is completed. This Section 4.3 is itself the parties' written agreement to that mechanic for the purposes of Section 16.9 of the Agreement.

4.4
Maturity if no agreement by the Election Deadline. Subject to Section 5.7(b) of this Annex, and without prejudice to the automatic maturity in Section 5.7(c) of this Annex, the Collar Loan shall mature on the Reset Date and be settled in accordance with Section 8 of this Annex if, by the Election Deadline on that Reset Date: (a) either party has given notice of non-renewal under Section 4.2; (b) Borrower has not accepted the terms recorded in the Reset Confirmation delivered under Section 4.3(b) of this Annex and the parties have not agreed revised terms; or

(c) where the Reference Price is below the Floor Price, Borrower has not elected to roll and eliminate the Floor Shortfall in accordance with Section 5.5(b)(iii) of this Annex, that elimination being a condition of a roll and not an obligation. Where Borrower has so elected by the Election Deadline, the Collar Loan does not mature at the Election Deadline and instead matures only if the Floor Shortfall is not eliminated by the end of the Cure Period under Section 5.5(b)(iii) of this Annex. The election itself carries no grace period or extension. The Cure Period under Section 5.5(b)(iii) of this Annex extends the time for delivery and payment only, and not the time for electing. Save for that, and save as Lender may permit under Section 5.7(b) of this Annex, the terms quoted under Section 4.3(b) of this Annex lapse at the Election Deadline. A failure to agree is not itself an Event of Default, for the reason given in Section 4.4A, and Borrower has no liability for declining a quote.

4.4
A Maturity is not a default; failure to settle is. Each Collar Loan matures at the end of its Rolling Period by design. Neither party is obliged to agree a further Rolling Period, and declining to do so breaches no obligation and is not a default. Lender's remedy on maturity is to be repaid and, failing repayment, to apply the Pledged Units under Section 8.3 of this Annex, which it may do without declaring a default. However, if Borrower has elected a settlement route requiring an act of Borrower and then fails to complete settlement under Section 8.3 of this Annex within one

(1) Business Day after maturity, or, where maturity results from a failed cure, within the period provided by Section 5.5(b)(iii) of this Annex, by neither repaying the Secured Obligations, nor directing Lender to sell, nor electing that Lender retain the Pledged Units, that failure is an Event of Default under Section 9.1A(e) of this Annex.

4.5
Initial Rolling Period; funding. Where funding occurs later than the Trade Date, Lender shall re-determine the Reference Price at the Reset Time on the Disbursement Date and, if it differs from the Reference Price on the Trade Date, shall re-strike the Floor Price, Ceiling Price and Barrier Price accordingly in the initial Reset Confirmation, so that Coverage is approximately 100% at funding in accordance with Section 5.5(a) of this Annex. Borrower may decline to proceed within one (1) Business Day of being notified of any such re-strike, in which case no Collar Loan is made and neither party has any liability. Section 8.3 of the Agreement, which would otherwise require a top-up where Collateral value falls between Agreement entry and deposit, is disapplied by Section 6.1(b) of this Annex and does not apply.
4.6
Notices, acceptances and elections. Every notice, acceptance and election under this Annex may be given by email or by any instant messaging channel the parties use for the Collar Loan from time to time, including Telegram, in each case to the address, account or channel notified by the recipient for that purpose. Each such channel is an agreed method of giving notice for the purposes of Section 13 of the Agreement, and neither party may dispute the validity of a notice, acceptance or election on the ground that it was given through such a channel rather than in writing. A notice, acceptance or election given by Borrower is effective on receipt by Lender, and a notice given by Lender is effective on transmission to Borrower's email address on file in accordance with Section 13.2 of the Agreement. Section 13.1 of the Agreement does not limit this Section. No notice, acceptance or election requires a signature, and Section 16.14 of the Agreement applies to any document the parties do choose to sign electronically.
4.7
Records and delivery. Lender shall make each Reset Confirmation available to Borrower by email to Borrower's email address on file, or via the Lender Website, or both, at Lender's option, and shall maintain a record of all Floor Prices, Ceiling Prices, Barrier Prices, Reference Prices and Interest Rates for each Rolling Period, together with the date, time and channel of each Reset Confirmation issued and of each acceptance and election received from Borrower. Those records are conclusive absent manifest error under Section 5.11 of the Agreement, and Lender shall provide an extract on Borrower's request. Any notice, quotation, Reset Confirmation or election under this Annex may be given by email, with effect as provided in Section 4.6 of this Annex.

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5. FLOOR, CEILING AND KNOCK-IN MECHANICS; BORROWER OPTIONS AT EACH MATURITY

REFERENCE PRICE AT MATURITY	BORROWER CLOSES OUT THE COLLAR LOAN	BORROWER ROLLS THE COLLAR LOAN
Below the Floor Price

Debt satisfied. Borrower posts nothing and walks away. Lender simply retains the Pledged Units it already holds and the loan ends. Borrower keeps the Loan proceeds. The Pledged Units are worth less than the Total Loan Amount here; the Floor Shortfall is borne by Lender and there is no deficiency claim. Nothing is required of Borrower. Section 5.5(b)(i) of the Annex.

Repayment. Borrower may instead repay the Secured Obligations, and Lender redelivers all Pledged Units. Section 5.5(b)(ii) of the Annex.

Reset, conditional on cure. A roll is available only if Borrower elects by the Election Deadline and eliminates the Floor Shortfall within 24 hours after it, by sending additional Collateral, paying down the Total Loan Amount, or both, so that Coverage returns to approximately 100%. A new structure is then priced and executed at a Floor Price, Ceiling Price and Barrier Price struck from the Reference Price. The Collar cost may be capitalized; the shortfall may not. If Borrower does not cure, no roll is available. Section 5.5(b)(iii) of the Annex.

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5.1
Determination. Each Reset Date is the maturity date of the Rolling Period then ending. On each Reset Date, Lender shall determine the Reference Price as at the Reset Time in accordance with Section 7 of the Agreement, and Borrower may elect by notice to Lender whether to close out or to roll the Collar Loan, that election being a condition of a roll and not an obligation, as provided in Section 4.3(c) of this Annex. Lender's determination of the Reference Price shall be conclusive absent manifest error, and Section 5.11 of the Agreement is amended so that the same standard applies to Lender's internal records in respect of each Collar Loan.

The table below summarizes the four price zones for convenience. It does not create, limit or vary any right or obligation, and in the event of any inconsistency between it and Sections 5.2 to 5.7 of this Annex, those Sections prevail.

At or above the Floor Price but below the Ceiling Price

Standard maturity. Borrower repays the Secured Obligations, including accrued interest, and receives all Pledged Units back. Section 5.5(c) of the Annex.

Refinance. The Collar Loan is extended for a further Rolling Period with a new Floor Price, Ceiling Price, Barrier Price and Reset Date, struck from the Reference Price. Section 5.5(c) of the Annex.

At or above the Ceiling Price but below the Barrier Price

No knock-in. Borrower keeps everything. The Ceiling Price has no effect because the Barrier Price was not reached. No Excess Appreciation arises, nothing is payable to Lender and no Pledged Units are retained on account of appreciation, however far the Reference Price exceeds the Ceiling Price. Borrower repays and takes back all Pledged Units. Sections 5.3A(a) and 5.5(c) of the Annex.

Refinance. As above, with the whole of the appreciation retained by Borrower and a new Floor Price, Ceiling Price and Barrier Price struck from the Reference Price. Sections

5.3A(a) and 5.5(c) of the Annex.

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REFERENCE PRICE AT

MATURITY

BORROWER CLOSES OUT THE COLLAR

LOAN

BORROWER ROLLS THE COLLAR LOAN

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At or above the Barrier Price

KNOCK-IN EVENT

Capped upside, all the way back to the Ceiling Price. The cap knocks in and applies to the whole period. Borrower repays the Secured Obligations, and Lender retains Pledged Units having a value equal to the Excess Appreciation, being the Reference Price less the Ceiling Price times the Pledged Units, or accepts payment of it in USD or USDC instead, at Borrower's election. The step down is to the Ceiling Price in full, not a partial reduction: at the Barrier Price, Borrower's participation is capped at the Ceiling Price for the whole period, whatever the Reference Price is. Sections 5.3A(b),

5.3A(d) and 5.5(d) of the Annex.

Refinance. The Collar Loan is rolled into a new structure with a higher Floor Price, Ceiling Price and Barrier Price and a new Reset Date. The Excess Appreciation is settled under Sections 5.3 and 5.5(d) of the Annex.

5.2
No margin call and no liquidation at any price. For the avoidance of doubt, a Reference Price at or below the Floor Price does not cause the Collar Loan to accelerate, does not constitute an Event of Default, and does not give rise to any right of Lender to liquidate the Pledged Units. The only consequences are those set out in Section 5.5(b) and, where Borrower does not elect, the automatic maturity in Section 5.7(c) of this Annex. The Floor Price operates as downside protection for the benefit of Borrower and as the measure of Lender's cover, and not as a liquidation trigger. The Collar is tested only at the Reset Time on the Reset Date. The Floor Price, the Ceiling Price and the Barrier Price are compared with the Reference Price at that moment and at no other. Movements in the price of the Collateral, and in the LTV, at any time during a Rolling Period, including any movement through, above or below the Floor Price, the Ceiling Price or the Barrier Price, have no effect on the Collar Loan, confer no right on either party and are disregarded. The Barrier Price is not a continuously observed barrier. It is not monitored intraday, and the Collateral touching, trading through or closing above the Barrier Price on any day before the Reset Date does not cause a Knock-In Event and has no consequence whatever. None of the Floor Price, the Ceiling Price or the Barrier Price is capable of being triggered, exercised, knocked in or breached before the Reset Time on the Reset Date, save that where Borrower exits mid-period the test is brought forward to the Reset Time on the exit date under Section 8.2 of this Annex, so that Borrower cannot avoid a knock-in by exiting early.
5.3
Settlement of Excess Appreciation. Excess Appreciation arises only where a Knock-In Event has occurred, as provided in Section 5.3A of this Annex. Where it arises, it is settled in one of the following ways, as Borrower elects by notice to Lender:
(a)
Retention of Pledged Units. Borrower authorizes and directs Lender to retain, or to sell or cause the Depository to deliver, such number of Pledged Units as have an aggregate Collateral Market Value equal to the Excess Appreciation, and to retain the proceeds for its own account.
(b)
Paid in cash. Borrower pays the Excess Appreciation to Lender in USD or USDC within one (1) Business Day of the Reset Date, and retains all Pledged Units.
(c)
Rolled into the loan. On a roll only, the Excess Appreciation is added to the Total Loan Amount with effect from the Reset Date, and the Floor Percentage for the next Rolling Period is solved so that Coverage is again approximately 100% by reference to the Total Loan Amount as so increased.
(d)
Baked into the re-quote. On a roll only, the Excess Appreciation is reflected in the Ceiling Percentage and Interest Rate quoted for the next Rolling Period under Section 5.6 of this Annex, in which case no separate amount is payable and the Total Loan Amount is not increased.

Borrower elects which of paragraphs (a) to (d) applies at each Reset. If Borrower does not elect by the Election Deadline, or is unable to do so, paragraph (a) applies on the automatic maturity of the Collar Loan under Section 5.7(c) of this Annex. Any retention, sale or delivery of Pledged Units under paragraph (a): (i) is effected at Borrower's direction and standing authorization given in this Section; (ii) is not a liquidation of Collateral for the purposes of the

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Agreement; and (iii) is not subject to the Liquidation Fee under Section 8.6 of the Agreement.

5.3A The knock-in test; the Ceiling Price applies only at or above the Barrier Price. On each Reset Date, Lender shall compare the Reference Price determined at the Reset Time with the Barrier Price for the Rolling Period then ending, and the following applies.

(a)
Reference Price below the Barrier Price: no Knock-In Event. The Ceiling Price has no effect. No Excess Appreciation arises, no amount is payable to Lender, and no Pledged Units are retained, sold or delivered on account of appreciation. Borrower retains the whole of the appreciation in the Collateral, including the whole of any appreciation above the Ceiling Price. This is so however far the Reference Price exceeds the Ceiling Price, provided it remains below the Barrier Price.
(b)
Reference Price at or above the Barrier Price: Knock-In Event. The cap represented by the Ceiling Price knocks in and applies to the whole of the Rolling Period then ending. Borrower's participation is capped at the Ceiling Price, Excess Appreciation arises in the amount by which the Reference Price exceeds the Ceiling Price multiplied by the number of Pledged Units, and it is settled under Section 5.3 of this Annex. The cap is not applied proportionately, partially or by reference to the extent by which the Barrier Price is exceeded.
(c)
The Barrier Price is a single point, tested once. A Reference Price exactly equal to the Barrier Price is a Knock-In Event. The test is made only at the Reset Time on the Reset Date, in accordance with Section 5.2 of this Annex.
(d)
Borrower acknowledgment: the effect at the Barrier Price is a step to the Ceiling Price. Borrower acknowledges and accepts that the economic consequence of the knock-in is a single step down to the Ceiling Price, and not a gradual or proportionate reduction. Immediately below the Barrier Price, Borrower retains all appreciation. At the Barrier Price, Borrower's participation is capped at the Ceiling Price for the whole of the Rolling Period. The amount Borrower gives up at that point is the difference between the Barrier Price and the Ceiling Price, multiplied by the number of Pledged Units, and a movement in the Reference Price of a single cent across the Barrier Price can therefore change the amount retained by Borrower by that whole amount. Borrower further acknowledges that (i) it has been given the Barrier Price and the Ceiling Price for each Rolling Period before accepting the terms of that Rolling Period and is able to compute that amount; (ii) it accepts that risk in exchange for the more favorable Ceiling Price, Interest Rate or both that the structure permits Lender to quote, as compared with a collar under which the Ceiling Price applies at all times; (iii) Lender has given it no advice on the likelihood of a Knock-In Event and none of Lender's quotations is a forecast; and (iv) it may avoid the risk entirely by closing out under Section 8.1 of this Annex, or by declining to roll under Section 4.2 of this Annex, in each case before a Reset Date.
(e)
No knock-out, no reinstatement, no memory. Once a Knock-In Event has occurred, it affects only the Rolling Period then ending. It does not carry into any later Rolling Period, and it does not cause the Ceiling Price for any later Rolling Period to apply otherwise than in accordance with this Section. Conversely, the absence of a Knock-In Event in any Rolling Period confers no right or expectation in respect of any later Rolling Period. Each Rolling Period is tested on its own.
5.3
B Unwind and restructuring costs. Where, at Borrower's request or with Borrower's agreement, the structure of the Collar is changed on a roll, or a Collar or Hedge Transaction is unwound, terminated, novated or replaced before its scheduled expiry, Lender may incur an Unwind Cost.
(a)
Borrower's election. Where an Unwind Cost arises, Lender shall notify Borrower of its amount before the Election Deadline or, on a mid-period restructuring, before the restructuring is effected. Borrower may elect either

(i) to pay it in cash or USDC within one (1) Business Day, or (ii) to add it to the Total Loan Amount, in which case the Floor Percentage for the Rolling Period then beginning is solved so that Coverage is again approximately 100% by reference to the Total Loan Amount as so increased.

(a1) Mid-period restructuring. The election in paragraph (a) is available whether the Unwind Cost arises on a Reset Date or on a restructuring taking effect during a Rolling Period. Where the parties agree to replace a Collar before its scheduled expiry, the Rolling Period then current terminates early on the date the replacement takes effect, that date is treated as a Reset Date for the purposes of Sections 5.3A, 5.3B and 8.2 of this Annex, a

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new Rolling Period commences on that date, and the Reset Confirmation for the new Rolling Period records the early termination and the Unwind Cost. Interest for the terminated Rolling Period remains payable in full in accordance with Section 7.1 of this Annex and is not pro-rated.

(b)
Only where Borrower elects the course that causes it. No Unwind Cost is payable by Borrower in respect of any unwinding, termination or replacement of a Hedge Transaction effected by Lender for its own account, or on Lender's own initiative, or in the ordinary course of Lender managing its own position. Lender's decisions about its own hedging are its own affair under Section 5.5(f) of this Annex, and Borrower bears no part of their cost.
(c)
Determination. Lender shall determine each Unwind Cost in good faith and on a commercially reasonable basis, by reference to the amounts actually charged to it by its hedge counterparty or the amounts it would be charged for a comparable transaction, and shall on request provide Borrower with the basis of that determination. An Unwind Cost may be settled in lieu of, and in full satisfaction of, any Excess Appreciation for the same Rolling Period where the parties so agree and the Reset Confirmation so records, in which case no separate Excess Appreciation is payable and no amount is counted twice.
(d)
Non-recourse preserved. An Unwind Cost forms part of the Secured Obligations once incurred and, where capitalized, part of the Total Loan Amount. Lender's recourse in respect of it is limited in accordance with Section 3 of this Annex, and a failure to pay it is not an Event of Default save as provided in Section 9.1(b) of this Annex.
5.4
Strikes struck from the Reference Price. The Floor Price, the Ceiling Price and the Barrier Price for each Rolling Period are struck from the Reference Price determined at the Reset Time on the relevant Reset Date, being the then current market price of the Collateral, and not from any capped or adjusted price. Any Excess Appreciation in respect of the Rolling Period then ending is dealt with separately under Section 5.3 of this Annex and does not affect the price from which the new strikes are struck.
5.5
Borrower options at each maturity. Coverage is approximately 100% at inception and is re-established at each roll by the mechanics below. At every maturity the election is Borrower's, and Borrower is never obliged to deliver additional Collateral, to post margin or to make any payment in order to avoid a liquidation.
(a)
At inception. The Floor Price is set so that Coverage is approximately 100%, that is, so that the aggregate value of the Pledged Units at the Floor Price is approximately equal to the Total Loan Amount. The Floor Price is a quoted commercial figure and may sit marginally above or below the level at which Coverage is exactly 100%. The Applicable LTV and Floor Price recorded in the Reset Confirmation are commercially agreed figures, and small differences between them and an exact 100% Coverage calculation do not affect this Section; any resulting shortfall is borne by Lender under Section 5.5(f) of this Annex.
(b)
Reference Price below the Floor Price. At this point the Pledged Units are worth less than the Total Loan Amount. Lender already holds the Pledged Units in the Collar Collateral Account, and accordingly none of the following requires any delivery or transfer of the Pledged Units by Borrower. The election is Borrower's alone, and Borrower may make a different election at each Reset:
(i)
Debt satisfied; Lender retains the Pledged Units. The Collar Loan terminates and Lender retains the Pledged Units it already holds in full and final satisfaction of the Secured Obligations. Borrower retains the Loan proceeds already advanced to it, its right to redelivery of the Pledged Units under Section 15 of the Agreement is extinguished, and its obligations are discharged in full pursuant to Section 3.2(d) of this Annex notwithstanding that the Pledged Units are worth less than the Total Loan Amount. The Floor Shortfall is borne absolutely by Lender and Lender shall have no claim against Borrower for any deficiency. No act, delivery, payment or reason is required of Borrower.
(ii)
Repayment. Borrower repays the Secured Obligations in cash or USDC, and Lender redelivers all Pledged Units to Borrower, notwithstanding that their market value is then less than the amount repaid.
(iii)
Roll, conditional on elimination of the Floor Shortfall. Borrower may continue the Collar Loan into a further Rolling Period only if it so elects by the Election Deadline and the Floor Shortfall is eliminated within the Cure Period. Borrower may eliminate it by delivering additional units of Collateral to the Collar Collateral Account, which on delivery become Pledged Units, by paying down the Total Loan Amount, or by

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any combination of the two, in each case in the amount specified by Lender in its quotation under Section 4.3(b) of this Annex as being sufficient for Coverage to be approximately 100% at the Floor Price quoted for the next Rolling Period. The amount so specified is determinative of what is required to eliminate the Floor Shortfall for the purposes of this Annex, and Lender shall specify it in good faith and on a commercially reasonable basis. The election must be made by the Election Deadline; only the delivery of Collateral or payment need be completed within the Cure Period. A new structure is then priced and executed at a Floor Price and Ceiling Price struck from the Reference Price. The premium or structuring cost of the Collar for the next Rolling Period may, at Borrower's election, be paid in cash or added to the Total Loan Amount; the Floor Shortfall itself may not be capitalized. Where Borrower has elected to roll under this paragraph, the Collar Loan does not mature at the Election Deadline. The Floor Price, Ceiling Price and Barrier Price for the Rolling Period then ending continue to apply throughout the Cure Period, and the new Floor Price, Ceiling Price and Barrier Price take effect only on completion of the cure, so that Borrower bears no price risk during the Cure Period. On completion of the cure the new Rolling Period is deemed to have commenced on the day immediately following the Reset Date in accordance with the definition of Rolling Period, and interest for it is earned in full on that day. If the Floor Shortfall is not eliminated by the end of the Cure Period, no roll is available, no new Rolling Period commences, and the Collar Loan matures on the Reset Date and is settled under Section 8.3 of this Annex. Borrower may elect paragraph (i) or paragraph (ii) above at any time up to one (1) Business Day after the end of the Cure Period, and if it does not do so the Collar Loan is settled automatically under Section 5.7(c) of this Annex. A failure to complete the cure within the Cure Period is not an Event of Default, and for the purposes of Sections 4.4A and 9.1A(e) of this Annex the period for completing settlement runs from the end of that further one (1) Business Day and not from the Reset Date.

Borrower elects which of paragraphs (i) to (iii) applies at each Reset. A roll is available only under paragraph

(iii). Borrower is under no obligation to deliver additional Collateral or to make any payment, and may elect paragraph (i) in every case; but if Borrower does not eliminate the Floor Shortfall, no roll is available and the Collar Loan is settled under paragraph (i) or paragraph (ii) or, failing an election, automatically under Section 5.7(c) of this Annex. A failure to eliminate the Floor Shortfall is not an Event of Default, is not a margin call for the purposes of Section 6 of this Annex, and entitles Lender to no remedy against Borrower. The only consequences are that no roll is available and that, absent an election, the Collar Loan matures automatically under Section 5.7(c) of this Annex, which is a maturity at term and not a remedy. If Borrower does not elect by the Election Deadline, or is unable to do so, the Collar Loan matures automatically under Section 5.7(c) of this Annex.

(c)
Reference Price at or above the Floor Price but below the Barrier Price. No Knock-In Event has occurred. Borrower retains the whole of any appreciation in the Collateral, including any appreciation above the Ceiling Price, and the Ceiling Price has no effect. Borrower may elect either (i) to repay the Secured Obligations, including accrued interest, and take redelivery of all Pledged Units, or (ii) to roll, in which case the Collar Loan is extended for a further Rolling Period with a new Floor Price, Ceiling Price, Barrier Price and Reset Date quoted under Section 5.6 of this Annex. No Excess Appreciation arises and no cure is required under Section 5.5(b)(iii) of this Annex.
(d)
Reference Price at or above the Barrier Price: Knock-In Event. A Knock-In Event occurs and the cap represented by the Ceiling Price knocks in. Borrower's participation in respect of the Rolling Period then ending is capped at the Ceiling Price and the Excess Appreciation, being the amount by which the Reference Price exceeds the Ceiling Price multiplied by the number of Pledged Units, is for Lender's account, settled under Section 5.3 of this Annex. Borrower may elect either (i) to repay the Secured Obligations and close out, in which case Lender retains Pledged Units equal in value to the Excess Appreciation or accepts payment of it in USD or USDC instead, or (ii) to roll, in which case the Collar Loan is rolled into a new structure with a higher Floor Price, Ceiling Price and Barrier Price and a new Reset Date, struck from the Reference Price. On a roll, the higher Floor Price raises the level of Borrower's downside protection for the next Rolling Period, and where Coverage then exceeds 100% Borrower may request the release of excess Pledged Units under Section 6.4 of this Annex.
(e)
Cost of a Floor Price close to the Reference Price. Borrower acknowledges that the cost of the Floor increases materially as the Floor Percentage approaches 100%, and that this cost is met by a tighter Ceiling Percentage, a higher Interest Rate, or both, re-quoted at each Reset under Section 5.6 of this Annex. Lender is

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under no obligation to continue the Collar Loan on any particular terms, and its remedy if it is unwilling to quote is non-renewal under Section 4.2 of this Annex.

(f)
Residual risk borne by Lender. Where at any time the aggregate value of the Pledged Units, whether taken at the Floor Price or at the Reference Price, is less than the Secured Obligations, including at inception under Section 5.5(a) and on any settlement or maturity on any basis under Section 5.5(b)(i), Section 5.7(c) or Section

8.3 of this Annex, the resulting shortfall is borne by Lender in accordance with Section 3.2(d) of this Annex, including where Lender has not hedged or a hedge counterparty fails. Any Hedge Transaction is entered into by Lender for its own account, Lender is under no obligation to Borrower to enter into or maintain one, and no Borrower protection under this Annex is conditional upon the existence, performance or sufficiency of any Hedge Transaction. Lender's right to use the Collateral to meet hedging costs is set out in Section 10.2 of this Annex.

5.6
Re-striking of the Floor Price, Ceiling Price, Barrier Price and Interest Rate. At each Reset Lender shall re-quote the Floor Price, the Ceiling Price, the Barrier Price and the Interest Rate by reference to prevailing market terms for a 30-day tenor, including the cost of any Hedge Transaction, and shall specify them in the Reset Confirmation. The Floor Price shall be quoted at the highest level Lender is prepared to offer, having regard to Section 5.5, and Lender shall on request explain the basis of the quotation. The Interest Rate and the Ceiling Price trade off against one another, and Borrower may at each Reset elect either (a) to specify the Ceiling Price it is prepared to accept, in which case Lender shall quote the corresponding Interest Rate, or (b) to specify a target Interest Rate, in which case Lender shall solve for the corresponding Ceiling Price. Borrower's remedy if it does not accept any re-quoted term is to close out under Section 5.5 of this Annex.
5.7
Elections; automatic maturity if Borrower does not elect.
(a)
Elections are Borrower's. Every election under Section 5.3 and Section 5.5 of this Annex is Borrower's, and is made by notice to Lender, which may be by email. Borrower may make a different election at each Reset and is not bound by any election previously made. Lender shall request Borrower's election when it delivers the Reset Confirmation under Section 4.3(b) of this Annex.
(b)
Election Deadline. Borrower's election must be received by Lender not later than the Election Deadline, or such later time as Lender may in its discretion permit.
(c)
If no election is received, the Collar Loan ends. If Borrower has not delivered its election by the Election Deadline, or by such later time as Lender has permitted under paragraph (b), or has elected to roll under Section 5.5(b)(iii) of this Annex but the Floor Shortfall is not eliminated by the end of the Cure Period and Borrower does not then elect within the further period provided by that paragraph, or is for any reason unable to elect, the Collar Loan matures automatically on the Reset Date and is settled in accordance with Section 8.3 of this Annex. No notice, declaration, election or act of Lender is required, and Lender has no discretion to roll or extend the Collar Loan in the absence of Borrower's election. This paragraph (c) prescribes the settlement for the purposes of Section 8.3 of this Annex and displaces the elections in Section 8.3(a), (b) and (c), which are available only where Borrower elects. Settlement is effected as follows:
(i)
Reference Price below the Floor Price. Lender retains the Pledged Units it already holds in full and final satisfaction of the Secured Obligations, with the same effect as an election by Borrower under Section 5.5(b)(i) of this Annex. Borrower retains the Loan proceeds already advanced to it, the Floor Shortfall is borne absolutely by Lender, and Lender shall have no deficiency claim against Borrower.
(ii)
Reference Price at or above the Floor Price. Lender may sell such number of Pledged Units as is necessary to discharge the Secured Obligations, together with any Excess Appreciation, which is settled separately under Section 5.3(a) of this Annex and does not form part of the Secured Obligations, and shall redeliver the balance and any surplus to Borrower. Any such sale is treated as a sale under Section 8.3(b) of this Annex, so that Borrower is credited with the actual net proceeds of sale and retains the benefit of the Floor Price, and is a permitted disposal for the purposes of Section 6.3 of this Annex. Lender shall effect the sale within a reasonable time and in a commercially reasonable manner, and shall give Borrower not less than one (1) Business Day's prior notice of it. Borrower may instead repay the Secured Obligations in cash or USDC at any time before that sale and take redelivery of all Pledged Units.

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(d)
No power of attorney; nothing signed on Borrower's behalf. Maturity under paragraph (c) operates by force of this Annex alone. Lender is not appointed as, and shall not act as, agent or attorney of Borrower for any purpose under this Section 5.7, and shall not execute any Reset Confirmation or other document on Borrower's behalf. Nothing in paragraph (c) requires Borrower to sign, elect, deliver or pay anything, and the appointment in Section 9.10 of the Agreement is not exercised for the purposes of this Section 5.7.
(e)
Non-recourse preserved; not a default. Nothing in paragraph (c) creates any recourse against Borrower beyond the Pledged Units or otherwise affects Section 3 of this Annex. Maturity under paragraph (c) is not an Event of Default, is not a liquidation of Collateral for the purposes of the Agreement, and attracts no Liquidation Fee under Section 8.6 of the Agreement.
(f)
Notice and records. Lender shall notify Borrower promptly following maturity under paragraph (c) of the Reference Price determined at the Reset Time, the resulting settlement under paragraph (c)(i) or (c)(ii), and any surplus redelivered. Notice may be given by email. Failure to give that notice does not affect the maturity, which is automatic.

6. NO MARGIN CALLS, TRIGGER EVENTS OR LIQUIDATIONS

6.1
Provisions disapplied or amended. In respect of each Collar Loan, the following provisions of the Agreement are deleted and of no force or effect, or amended, in each case as set out below:
(a)
the definition of “Trigger Event” in Section 3 (Your failure to maintain the LTV below 70% for Digital Asset), and every reference to a Trigger Event elsewhere in the Agreement;
(b)
Section 8.3 (Additional Collateral and Liquidation) in its entirety, including without limitation the obligation to deposit additional Collateral or pay down principal to bring the LTV below 60% within 24 hours, and Lender's right to liquidate Collateral where the LTV is equal to or greater than 80%;
(c)
Section 8.5 (Withdrawal of Excess Collateral), which is replaced by Section 6.4 of this Annex;
(d)
the fifth bullet of Section 12.1 (a Trigger Event occurs and continues, and you fail to deposit additional Collateral as required);
(e)
Section 5.7 (Late Payments - Liquidation) and Section 5.9 (Balloon Payment - Liquidation) of the Agreement, the treatment of late payment and of maturity being governed instead by Sections 7.3 and 8.3 of this Annex respectively;
(f)
Section 8.4 (Liquidation of Collateral in Event of ACH Chargeback or Payment Reversal);
(g)
the second sentence of Section 8.2 (Location of Depository Account; Use of Collateral), which prohibits withdrawal or access to pledged Digital Assets until the Loan is paid in full, and Section 17.2(e) of the Agreement, in each case to the extent necessary to permit the release of Pledged Units under Section 6.4 of this Annex and the delivery of Pledged Units under Section 5.3(a) of this Annex. The first sentence of Section 8.2, permitting Lender to change the Depository Account location without notice, is amended so that Lender shall give Borrower not less than five (5) Business Days' prior written notice of any change of Depository or of the Collar Collateral Account, and shall not change the Depository from Anchorage Digital Bank, N.A. without Borrower's prior written consent, notwithstanding Section 10.1 of this Annex; and
(h)
Section 8.1 (Initial Deposit of Digital Asset Collateral), to the extent it provides that failure to transfer Collateral within 24 hours of submitting an Application automatically terminates the Agreement, there being no Application in respect of a Collar Loan; instead, if the Pledged Units are not delivered to the Collar Collateral Account by the date agreed between the parties, Lender may decline to fund and the initial Reset Confirmation lapses without liability on either party.
6.2
No margin calls at any price. Borrower shall have no obligation, at any LTV and at any price of the Collateral, to deposit additional Collateral, to post variation margin or to pay down the principal balance of a Collar Loan. An LTV in excess of 100%, whether during a Rolling Period or at a Reset, is expressly permitted, does not constitute an Event of Default, and gives rise to no right or remedy of Lender against Borrower, Lender's only remedies being non-renewal under Section 4.2 of this Annex, the withholding of a roll under Section 5.5(b) of this Annex, and the

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automatic maturity of the Collar Loan under Section 5.7(c) of this Annex where Borrower does not elect. For the avoidance of doubt, the condition in Section 5.5(b)(iii) of this Annex that the Floor Shortfall be eliminated before a roll is available is not a margin call and imposes no obligation on Borrower: Borrower may always decline, in which case the Collar Loan is settled rather than rolled.

6.3
Permitted liquidations. Without prejudice to Lender's use of the Collateral to meet hedging costs under Section

10.2 of this Annex, Lender may sell or otherwise dispose of Pledged Units only: (a) to settle Excess Appreciation under Section 5.3 of this Annex; (b) at the written direction of Borrower, to effect repayment or prepayment of a Collar Loan; (c) on settlement of a Collar Loan under Section 8 of this Annex, or on an automatic maturity under Section 5.7(c)(ii) of this Annex; (d) following the occurrence and continuation of an Event of Default surviving under Section 9 of this Annex; or (e) to satisfy interest payable in cash under Section 7.2 of this Annex, or Excess Appreciation payable in cash under Section 5.3(b) of this Annex, which remains unpaid for five (5) Business Days after written notice - and in each case only to the extent, and with the effect, permitted by the non-recourse provisions of Section 3 of this Annex.

6.4
Release of excess Pledged Units. Borrower may request the release of Pledged Units to the extent their aggregate value at the then-current Floor Price exceeds the Total Loan Amount, and Lender shall release such excess at the next Reset, subject to Coverage remaining at not less than approximately 100% following the release and to no Event of Default then continuing. Section 8.5 of the Agreement does not apply.
6.5
Liquidation Fee. The 1% Liquidation Fee under Section 8.6 of the Agreement does not apply to any sale, delivery, retention or other application of Pledged Units under Section 5.3, Section 5.5, Section 5.7, Section 6.3(a), (b), (c) or (e), Section 8 or Section 10.2 of this Annex. It applies only to a disposal following an Event of Default under Section 6.3(d) of this Annex.

7. INTEREST

7.1
Rate. Interest accrues on the outstanding principal balance of each Collar Loan at the Interest Rate specified in the Reset Confirmation for the relevant Rolling Period. Notwithstanding the reference in Section 4 of the Agreement to the rate stated in the Disclosure Statement, the applicable rate is the Interest Rate. Interest for each Rolling Period is calculated on a 30/360 basis, so that interest for a Rolling Period equals the outstanding principal balance multiplied by the Interest Rate multiplied by 30/360, irrespective of the actual number of calendar days in that Rolling Period, and the amount so calculated is specified in the Reset Confirmation. Interest is earned in full for each Rolling Period on the first day of that Rolling Period, and a repayment, prepayment or termination during a Rolling Period does not reduce the interest payable for that Rolling Period. Where Borrower rolls under Section 5.5(b)(iii) of this Annex, the new Rolling Period commences on the day immediately following the Reset Date notwithstanding that the cure is completed during the Cure Period, and interest for the new Rolling Period is earned in full on that day. Where a Rolling Period is extended under Section 9.3 of this Annex, interest continues to accrue for the additional days on a daily simple-interest basis using a 360-day year at the Interest Rate then in effect, and interest continues to accrue on the same daily basis after maturity until settlement is completed in accordance with Section 8.3 of this Annex. A Rolling Period shortened by a mid-period exit under Section 8.2 of this Annex does not reduce the interest payable for that Rolling Period.
7.2
Interest paid monthly. Accrued interest for each Rolling Period is due and payable in arrears on the Reset Date, in U.S. dollars or USDC. Interest does not accrue against, and is not capitalized into, the Total Loan Amount, and does not of itself reduce the Pledged Units, save that unpaid interest may be satisfied out of Pledged Units under Section 6.3(e) of this Annex. Interest may not be deferred. Interest accruing during a Rolling Period is not taken into account in the LTV, in the Applicable LTV or in Coverage at any time during that Rolling Period; it is an amount due to Lender on the Reset Date.
7.3
Late payment. Section 5.6 of the Agreement (Late Payment Fee) applies to interest payable under Section 7.2 of this Annex, save that the fee is the greater of (a) 1% of the overdue interest payment only, and not of the principal balance or the Secured Obligations, and (b) $10.00. Section 5.8 of the Agreement (Payment Failure Fee) does not apply to any Collar Loan. Lender's recourse in respect of any such fee is limited in accordance with Section 3 of this Annex.

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7.4
Fees. Unless otherwise specified in the Reset Confirmation: no origination fee is payable in respect of any Collar Loan; no custody fee is payable by Borrower, Lender absorbing the fees of the Depository; and no fee is payable on a Reset or roll.

8. REPAYMENT, PREPAYMENT AND SETTLEMENT

8.1
Prepayment and exit. Borrower may repay a Collar Loan in whole or in part at any time, at any price of the Collateral and after any holding period, without prepayment penalty or fee, on one (1) Business Day's prior notice, provided that interest for the whole of the Rolling Period in which the repayment occurs remains payable in full in accordance with Section 7.1 of this Annex. Payment of that interest is not a prepayment penalty or fee; it is the interest Borrower contracted to pay for that Rolling Period, Lender having struck and funded the Collar for the whole of that Rolling Period. Redelivery is conditional on payment in full. Lender's obligation to direct the Depository to transfer the remaining Pledged Units to Borrower under Section 15 of the Agreement arises only once Lender has received, in cleared funds, the whole of the Secured Obligations including the interest payable for the entire Rolling Period in which the repayment occurs, and Lender is under no obligation to release any Pledged Units before that time. On a partial prepayment, the Collar shall be re-struck at the next Reset by reference to the reduced Secured Obligations, and Borrower may request the release of Pledged Units under Section 6.4 of this Annex; the Collar is not re-struck mid-period on account of a partial prepayment.
8.2
Mid-period termination. Where Borrower repays or terminates other than on a Reset Date, (a) interest for the whole of that Rolling Period remains payable in full under Section 7.1 of this Annex, and (b) the Collar shall be settled by reference to the Collar Settlement Value determined as at the Reset Time on the date of repayment, so that Borrower retains the full benefit of the Floor Price for the Rolling Period, without pro-ration, and Lender retains any Excess Appreciation. Lender may make an adjustment to reflect the unexpired portion of the Rolling Period, which it shall determine in good faith and on a commercially reasonable basis and shall on request explain to Borrower. Any such adjustment is a settlement of the Collar and not a prepayment penalty or fee for the purposes of Section 8.1 of this Annex. Borrower shall in no circumstances be worse off than if the Pledged Units were valued at the Floor Price. For this purpose the knock-in test in Section 5.3A of this Annex is applied as at the Reset Time on the date of repayment or termination as though that date were a Reset Date, and Excess Appreciation is computed on that basis. Accordingly, an exit at a Reference Price below the Barrier Price gives rise to no Excess Appreciation, and an exit at or above it gives rise to Excess Appreciation capped at the Ceiling Price in the ordinary way.
8.3
Close out at maturity. Where Borrower elects to close out a Collar Loan at a Reset Date, or where the Collar Loan matures under Section 4.4 or Section 5.7(c) of this Annex, the Pledged Units shall be valued at the Collar Settlement Value determined as at the Reset Time on the final Reset Date, and Borrower shall, at its election:
(a)
repay the Secured Obligations in cash or USDC and take redelivery of the Pledged Units, and where a Knock-In Event has occurred also settle the Excess Appreciation under Section 5.3(a) or (b) of this Annex, that amount not being included in the Secured Obligations. Where no Knock-In Event has occurred, no Excess Appreciation arises and nothing is payable on account of appreciation, however far the Reference Price exceeds the Ceiling Price;
(b)
direct Lender to sell such number of Pledged Units as is necessary to discharge the Secured Obligations and to redeliver the balance to Borrower; or
(c)
where the Reference Price is below the Floor Price, elect that Lender retain the Pledged Units it already holds in full and final satisfaction of the Secured Obligations pursuant to Section 5.5(b)(i) of this Annex, retaining the Loan proceeds already advanced, in which case Borrower is discharged in full, retains no interest in the Pledged Units, and need take no further step.

The Floor Price, Ceiling Price and Barrier Price for the Rolling Period ending on that final Reset Date continue to apply until settlement is completed, and no new Rolling Period commences notwithstanding Section 4.3 of this Annex. Where Borrower elects paragraph (b), Borrower is credited with the actual net proceeds of sale rather than the Collar Settlement Value, and accordingly any movement in the price of the Collateral between the final Reset Time and completion of the sale is for Borrower's account, subject always to Borrower retaining the

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benefit of the Floor Price and Lender retaining any Excess Appreciation. Interest continues to accrue on the outstanding principal balance on a daily simple-interest basis at the Interest Rate from the final Reset Time until settlement is completed, notwithstanding that no new Rolling Period has commenced, and forms part of the Secured Obligations.

8.4
Shortfall borne by Lender. If the Collar Settlement Value of the Pledged Units is less than the Secured Obligations, the shortfall shall be borne by Lender and Borrower's obligations shall be discharged in full in accordance with Section 3.2(d) of this Annex. Borrower shall have no obligation to fund the shortfall from any other source.
8.5
Excess Appreciation on final settlement. Where a Collar Loan is settled on a Reset Date on which Excess Appreciation arises, Section 5.3(a) or (b) of this Annex applies, paragraphs (c) and (d) being available on a roll only, and the Pledged Units are valued at the Collar Settlement Value (being the Ceiling Price). Borrower is credited with the Ceiling Price and Lender retains the Excess Appreciation; no amount is counted twice.
8.6
Surplus. Any surplus remaining after discharge of all amounts outstanding shall be returned to Borrower in Digital Assets or cash, as Borrower directs. Section 12.3 of the Agreement (which governs the application of liquidation proceeds following an Event of Default) applies only to a disposal under Section 6.3(d) of this Annex.
8.7
Truth in Lending disclosures. Pursuant to Section 10.3 of this Annex, the Truth in Lending Act disclosures and the Disclosure Statement do not apply to any Collar Loan, and the definitions of “Repayment Period” and “Total Loan Amount” are as set out in Section 2 of this Annex.

9. EVENTS OF DEFAULT

9.1
Surviving Events of Default. In respect of each Collar Loan, Section 12.1 of the Agreement applies save that:

(a) the fifth bullet (Trigger Event) is deleted pursuant to Section 6.1(d) of this Annex; (b) the first bullet applies only to a failure to pay interest payable under Section 7.2 of this Annex, or Excess Appreciation payable in cash under Section 5.3(b), remaining unpaid for five (5) Business Days after written notice, and the qualification in that bullet that “your Collateral value is insufficient to cover it” does not apply, so that such non-payment is an Event of Default whether or not the Pledged Units are sufficient; (c) the bullet relating to death, legal incompetence and incapacity does not apply, Borrower being an entity and not an individual; (d) the bullet relating to a material adverse change in Borrower's financial condition or ability to repay is replaced by the defined triggers in Section 9.1A of this Annex; (e) the bullet relating to false, misleading or materially incomplete statements applies only to statements made at any time (and not only during the Repayment Period as redefined in Section 2 of this Annex) in respect of matters not disapplied by Section 10.3 of this Annex; and (f) the fourth bullet (failure to comply with any other obligation) does not apply to any obligation disapplied by this Annex.

9.1
A Specified adverse events. In place of the general material adverse change bullet in Section 12.1 of the Agreement, each of the following is an Event of Default in respect of each Collar Loan, and Borrower shall notify Lender of any of them within two (2) Business Days:
(a)
Borrower, or any person that directly or indirectly controls Borrower, becomes the subject of a voluntary or involuntary bankruptcy, insolvency, receivership, administration or similar proceeding, makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they fall due;
(b)
Borrower ceases, or gives notice that it will cease, to carry on its business, or suspends its business for more than thirty (30) consecutive days;
(c)
a change of control of Borrower occurs, meaning any person or group acquires direct or indirect control of Borrower that did not hold such control at the date of this Annex, without Lender's prior written consent;
(d)
any judgment, order or award for the payment of money in excess of $1,000,000 is entered against Borrower and is not satisfied, stayed or bonded within thirty (30) days; or
(e)
following maturity of a Collar Loan under Section 4.4 of this Annex otherwise than by the automatic maturity in Section 5.7(c) of this Annex, and accordingly only where Borrower has elected a settlement route requiring an act of Borrower, Borrower fails within one (1) Business Day, or within the period provided by

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Section 5.5(b)(iii) of this Annex where maturity results from a failed cure, to complete settlement under Section

8.3 of this Annex, by neither repaying the Secured Obligations, nor directing Lender to sell Pledged Units, nor electing that Lender retain them.

For the avoidance of doubt, a decline in the market value of the Collateral, the Pledged Units being worth less than the Total Loan Amount, an LTV in excess of 100% at any time, the existence of a Floor Shortfall and a failure by Borrower to eliminate a Floor Shortfall are not adverse events under this Section and do not constitute an Event of Default.

9.2
Consequences limited. Lender's rights on an Event of Default under Section 12.2 and Section 12.4 of the Agreement, including acceleration and the taking of possession and liquidation of the Collateral, remain available, but in every case Lender's recovery is limited to the Collateral in accordance with Section 3 of this Annex, save in respect of the Non-Recourse Carve-Outs.
9.3
Market disruption. Where a general suspension of trading in the Collateral occurs such that a Reference Price cannot be determined at the Reset Time, the then-current Rolling Period shall be extended, and the Floor Price, Ceiling Price and Barrier Price shall continue to apply, until a Reference Price can be determined, and such extension is not an Event of Default notwithstanding the definition of Rolling Period in Section 2 of this Annex. The final bullet of Section 12.1 of the Agreement (suspension by U.S. federal authorities, or on at least three major exchanges for at least five days) is disapplied in respect of each Collar Loan to the extent it would otherwise treat as an Event of Default the same circumstances excused by this Section 9.3, and instead entitles either party to give notice of non-renewal under Section 4.2 of this Annex once a Reference Price can again be determined.

10. CUSTODY, HEDGING AND ADDITIONAL REPRESENTATIONS

10.1
Custody. The Collateral will be held at Anchorage Digital Bank, N.A. as Depository.
10.2
Use of Collateral for hedging costs. Borrower authorizes Lender to use the Collateral, including by transfer, pledge, delivery as margin or sale, to meet the hedging costs of the Collar Loan. Section 8.7 of the Agreement is amended accordingly in respect of each Collar Loan. Lender remains obliged to redeliver Equivalent Units, and every reference in this Annex and in the Agreement to the redelivery, release, return or transfer of Pledged Units to Borrower is to Equivalent Units. Lender is under no obligation to disclose the existence, terms, counterparties, pricing or cost of any hedge, and no such matter forms part of the terms of the Collar Loan. Borrower acknowledges that Collateral used under this Section will not be segregated, that its rights in respect of that Collateral are contractual rights against Lender for redelivery of Equivalent Units rather than proprietary rights in identified units, and that it takes credit risk on Lender in respect of that obligation. Nothing in this Section increases Borrower's obligations, creates any recourse against Borrower beyond the Collateral, or affects any election available to Borrower under Section 5.3 or Section 5.5 of this Annex; and where Borrower elects that Lender retain the Pledged Units under Section 5.5(b)(i), that retention extends to Collateral used under this Section.
10.2
A Perfection; location of Borrower. Borrower is a registered organization organized under the laws of the State of Florida and is therefore located in Florida for the purposes of Section 9-307 of the Uniform Commercial Code, with the consequence that under Section 9-301 the local law of Florida governs perfection of Lender's security interest and financing statements must be filed in Florida. This is not a matter of election by either party. Accordingly, the definition of “UCC” in Section 3 of the Agreement, which refers to the Delaware Uniform Commercial Code, is superseded by this Section 10.2A in respect of each Collar Loan, and: (a) references in the Agreement and in this Annex to the UCC are to the Uniform Commercial Code of the jurisdiction whose law governs the question in issue, and in respect of perfection and priority to the Uniform Commercial Code of the State of Florida; and (b) Lender may file financing statements in Florida and in any other jurisdiction it considers necessary or desirable under Section 9.4 of the Agreement. Governing law is unaffected and remains as provided in Section 16.1 of the Agreement.
10.3
Commercial purpose; consumer provisions disapplied. Borrower represents and warrants that it is a corporation or limited liability company, that each Collar Loan is obtained solely for business and commercial purposes and not for personal, family or household purposes, and that it is not a “covered borrower” within the meaning of the Military Lending Act. Accordingly, the following provisions of the Agreement are superseded by this

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Annex and do not apply to any Collar Loan, and Borrower waives the benefit of each of them to the fullest extent permitted by applicable law: the Truth in Lending Act Disclosure and the Disclosure Statement, no such disclosure being required in respect of a Collar Loan and none being given, and the pages of the Agreement containing them being of no application to any Collar Loan; the Itemization of Amount Financed; Section 16.5 (TCPA Consent); Section 16.6 (Call Recording); Section 16.19 (Military Lending Act); Section 17.2(c), to the extent it requires an unqualified representation that no litigation or proceeding is pending or threatened against Borrower, which is replaced by a representation that no litigation or proceeding is pending or threatened which would reasonably be expected to have a material adverse effect on Borrower's ability to perform under this Annex; Section 17.2(h), to the extent it requires that Loan proceeds be used only for lawful personal, family or household purposes, which is replaced by a representation that proceeds will be used only for lawful business and commercial purposes; Section

18 (Authorizations of Borrower), including the consumer credit report, references, spousal and social security number verification authorizations; Section 20 (Additional Disclosures); Section 21 (Notice to Customer); Section 22 (Acknowledgment and Consent); and Exhibit A (Consumer ACH Authorization and Agreement). In addition, because there is no Application in respect of a Collar Loan, Sections 2.1, 16.2 and 17.1 of the Agreement, and the words “including your Application” in Section 16.7, do not apply, and the definitions of “Application”, “Original LTV”, “Disclosure Statement” and “APR” in Section 3 of the Agreement are not applicable to any Collar Loan. Section 17.3 of the Agreement (Survival of Representations) applies at each Reset to the representations as so amended.

10.4
Characterization as indebtedness. The parties intend that each Collar Loan be treated as indebtedness of Borrower secured by the Collateral, and not as a sale, exchange or other disposition of the Collateral to Lender, nor as a swap, commodity option or security-based swap, for all purposes. The Floor Price, Ceiling Price and Barrier Price are terms of the Collar Loan and confer no option, derivative or other instrument on Borrower.
10.5
No advice. Lender does not act as fiduciary, adviser or agent of Borrower in respect of the Collar or any Reset. The Floor Price, Ceiling Price, Barrier Price and Interest Rate at each Reset are quoted by Lender under Section 5.6 of this Annex; Borrower's election under that Section between a Ceiling Price and a target Interest Rate, and its decision whether to accept any quotation, are its own commercial decisions taken on its own assessment and without reliance on Lender.

11. MISCELLANEOUS

11.1
No other amendment. Save as expressly set out in this Annex, the Agreement is not amended and remains in full force and effect.
11.2
Governing law. This Annex is governed by the laws of the State of New York, consistent with Section 16.1 of the Agreement. The parties acknowledge that the reference in Section 16.1 to “THE ARBITRATION PROVISION (SECTION 18)” is a scrivener's error and shall be read as a reference to Section 19 of the Agreement.
11.3
Commercial arbitration. Section 19 of the Agreement (Arbitration Agreement) does not apply to any Collar Loan, the AAA Consumer Arbitration Rules, the 60-day rejection right and the residence-based venue provisions there set out being inappropriate for a corporate borrower. It is replaced, in respect of each Collar Loan, by this Section 11.3.
(a)
Agreement to arbitrate. Any dispute, claim or controversy arising out of or relating to this Annex, any Reset Confirmation, any Collar Loan or the Agreement as it applies to a Collar Loan, including its formation, interpretation, breach, termination or validity, shall be finally resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and, where applicable, its Procedures for Large, Complex Commercial Disputes. The Consumer Arbitration Rules shall not apply.
(b)
Seat, tribunal and language. The seat and place of hearing shall be New York County, New York. The tribunal shall consist of one arbitrator where the amount in dispute is less than $5,000,000, and otherwise of three arbitrators, one nominated by each party and the third, who shall chair the tribunal, nominated by the two party-nominated arbitrators. Each arbitrator shall have experience in secured lending, derivatives or digital asset transactions. The language of the arbitration shall be English.

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(c)
Federal Arbitration Act; substantive law. This Section 11.3 is made pursuant to a transaction involving interstate commerce and is governed by the Federal Arbitration Act, 9 U.S.C. Section 1 and following. The substantive law applicable to the dispute is the law of the State of New York in accordance with Section 16.1 of the Agreement.
(d)
No class or consolidated proceedings. All claims shall be brought in the parties' individual capacities only. Neither party may bring a claim as a class, collective, representative or consolidated action, and the arbitrator shall have no authority to consolidate claims or to preside over any class or representative proceeding. This paragraph survives termination and, if held unenforceable in respect of a particular claim, that claim shall be severed and heard in court under Section 16.1 of the Agreement while all other claims remain in arbitration.
(e)
Interim relief; enforcement of security. Nothing in this Section prevents either party from applying to any court of competent jurisdiction for interim, provisional or injunctive relief, and such an application is not a waiver of the agreement to arbitrate. Without limitation, Lender may apply to any court of competent jurisdiction to obtain, perfect, preserve or enforce its security interest in the Collateral, to obtain possession of or realize the Collateral, and to obtain injunctive relief in respect of any of the Non-Recourse Carve-Outs, in each case without first submitting the matter to arbitration. Any such proceeding remains subject to the non-recourse provisions of Section 3 of this Annex. The scope of this paragraph is limited: a court application under it is confined to interim, provisional, injunctive and security enforcement relief and does not extend to the merits of any dispute, which remain exclusively for the tribunal, and no court determination under this paragraph binds the tribunal on the merits. The tribunal has the same power to grant interim and provisional relief as a court, and the Emergency Measures of Protection provisions of the Commercial Arbitration Rules apply, so that Borrower has an equivalent route to urgent relief.
(f)
No rejection right; jury waiver; costs; award. The rejection right in Section 19.3 of the Agreement does not apply and neither party may opt out of this Section 11.3. Each party irrevocably waives any right to trial by jury in any proceeding arising out of or relating to a Collar Loan, whether in arbitration or in court. Each party shall bear its own costs and an equal share of the arbitrators' fees and the administrative fees of the American Arbitration Association, save that the tribunal may award costs to the prevailing party. The award shall be final and binding and may be entered as a judgment in any court of competent jurisdiction.
(g)
Confidentiality. The existence, content and outcome of any arbitration under this Section are confidential, save as required by applicable law, regulation, stock exchange rule or court order, or as necessary to enforce an award.
11.4
Counterparts. This Annex may be executed in counterparts and by electronic signature, each of which is an original and all of which together constitute one instrument.
11.5
Schedule. Schedule 1 (Reset Confirmation) forms part of this Annex, as completed for the initial Rolling Period and as restated and issued by Lender for each subsequent Rolling Period.

IN WITNESS WHEREOF, the parties have executed this Annex as of the date first written above.

LENDER

CHAINFI, INC. d/b/a ARCH LENDING

By: /s/ Dhruv Patel Name: Dhruv Patel

Title: CEO

Date: 08 / 25 / 2026

BORROWER

US DIGITAL MINING AND HOSTING CO., LLC

By: /s/ Richard Russell Name: Richard Russel

Title: CFO

Date: 08 / 25 / 2026

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Structure

Outstanding principal $ 21,892,131.88

Loan ID 1001780752938745

Non-recourse collar loan, open term, rolling every 30 days

US Digital Mining and Hosting Co., LLC, 1200 W Platt Street, Suite 100, Tampa, FL

33606

Borrower

25 August 2026, being the early termination of the preceding Rolling Period under Section 5.3B(a1) of the Annex

Trade Date 25 August 2026

Loan designation

Disbursement Date

25 August 2026

Collar Loan - this Loan is designated a Collar Loan for the purposes of Section 1.2 of the Annex

Preceding Reset Date

Reset Date 24 September 2026

(last day of this Rolling Period)

Reset Time

8:00 a.m. EST

Election Deadline 5:00 p.m. EST on the Reset Date (Section 2 of the Annex)

Rolling Period from 25 August 2026 to and including 24 September 2026

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SCHEDULE 1

Reset Confirmation - Record of Rolling Period Terms

CONFIDENTIAL · COMPLETED AND ISSUED BY LENDER AT EACH 30-DAY ROLL · NO SIGNATURE REQUIRED

This Schedule 1 is the Reset Confirmation issued under Section 4.3 of Annex A (Collar Loan Annex) to the Loan and Security Agreement between ChainFi, Inc. d/b/a Arch Lending and US Digital Mining and Hosting Co., LLC. It forms part of the Annex and records the terms of the Collar Loan for the Rolling Period specified below only. No term sheet is signed for any Rolling Period. As completed below it records the initial Rolling Period and is executed as part of the Annex. For each subsequent Rolling Period Lender completes and issues a restated Schedule 1, which Borrower is not required to execute; Borrower accepts and makes its elections by notice, which may be by email or by an agreed messaging channel including Telegram, under Section 4.3(c) of the Annex. Terms communicated before issue are indicative only. Capitalized terms have the meanings given in the Annex.

A.
ROLLING PERIOD

Reset Confirmation No. 2 (sequential) [ ] initial Rolling Period (Part E below not applicable)

Cure Period 24 hours after the Election Deadline, for delivery of cure Collateral or payment only where Borrower rolls below the Floor Price. The election itself must be made by the Election Deadline. The strikes for the ending Rolling Period continue to apply throughout (Sections 2 and 5.5(b)(iii) of the Annex)

B.
LOAN

Lender ChainFi, Inc. d/b/a Arch Lending

Unwind Cost capitalized (Section 5.3B of the Annex)

$ 3,765,000.00 added to the Total Loan Amount for this Rolling Period at Borrower's election. Incurred on the early termination of the prior Collar on 25 August 2026 and agreed in lieu of, and in full satisfaction of, any Excess Appreciation for that period.

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Total Loan Amount

$ 21,892,131.88 for this Rolling Period, being the amount recorded for the purposes of the definition of Total Loan Amount in Section 2 of the Annex

Secured Obligations

$ 21,892,131.88 at the start of this Rolling Period (principal; plus accrued interest and fees as they arise)

Reference Price $ 78,500 per BTC (last trade price at the Reset Time, Section 7 of the Agreement)

Ceiling Price (call strike,

knocks in at the Barrier)

$ 75,000 per BTC, applies to this Rolling Period only and is re-struck at the next Reset

Floor Price (put strike) $ 71,112 per BTC, applies to this Rolling Period only and is re-struck at the next Reset

Doc ID: 63c08bed7f533b351b97730eba2cb4d812e49a1b

Pledged Units 307 BTC

C.
COLLAR - STRIKES FOR THIS ROLLING PERIOD

Applicable LTV at strike 90.84% (approximate), being the LTV at the Reset Time on the Trade Date, from which the Floor Price is derived. The LTV moves during the Rolling Period as the price of the Collateral moves and has no operative consequence, per Sections 5.2 and 6.2 of the Annex.

Barrier Price (knock-in) $ 93,500 per BTC. The Ceiling Price applies only if the Reference Price at the Reset

Time on the Reset Date is at or above this level. Below it, Borrower keeps the whole of the appreciation. Tested once, at maturity only; intraday moves are disregarded (Sections 5.2 and 5.3A of the Annex)

Coverage

(Section 5.5 of the Annex)

100% at inception (approximate; the Floor Price is a quoted figure and any difference from an exact 100% solve is borne by Lender under Section 5.5(a) of the Annex), being the value of the Pledged Units at the Floor Price against the Total Loan Amount.

Interest accruing during the Rolling Period does not

Interest Rate 6.50% per annum, all-in

Prior Floor Price $58,860

Prior Ceiling Price

$66,370

Interest for this period

$ 118,582.38 ($21,892,131.88 x 6.50% x 30/360, Section 7.1 of the Annex)

Origination fee None

Custody fee

None - absorbed by Lender

Roll fee None

Reference Price at prior Reset $78,500 (at early termination on 25 August 2026)

Doc ID: 63c08bed7f533b351b97730eba2cb4d812e49a1b

count towards Coverage or the LTV.

D.
ECONOMICS

Prepayment penalty None - repayable at any time, at any price

E.
PRIOR PERIOD RECONCILIATION (completed for this roll)

ChainFi, Inc. d/b/a Arch Lending · Confidential · Annex A - Knock-In Collar Loan Annex to the Master Loan Agreement 22

Collateral released BTC (if any, per Section 6.4 of the Annex)

Doc ID: 63c08bed7f533b351b97730eba2cb4d812e49a1b

Outcome Prior Rolling Period terminated early on a restructuring. The preceding Rolling Period ran from 3 August 2026 and was scheduled to end on 2 September 2026. It was a standard collar with no Barrier Price, under which the Ceiling Price of $66,370 applied at all prices. At the parties' agreement it was terminated early on 25 August 2026, 22 days into the period, and replaced with the knock-in structure recorded above, under Section 5.3B(a1) of the Annex. The Reference Price at termination was $78,500, above the prior Ceiling Price, and the position was settled by the Unwind Cost recorded below. Interest for the terminated period remained payable in full under Section 7.1 of the Annex.

Knock-In Event

(Section 5.3A of the Annex)

Not applicable. The terminated Rolling Period was a standard collar and had no Barrier Price. The knock-in mechanic in Section 5.3A of the Annex applies from this Rolling Period onwards, and the first knock-in test will be made at the Reset Time on 24 September 2026 against the Barrier Price of $93,500.

Borrower elects [ ] Close out the Collar Loan [ ] Roll the Collar Loan [ ] no election received by the

Election Deadline, in which case the Collar Loan matures automatically and the “Where no election is received” row below records the settlement

Below the Floor Price (Section 5.5(b) of the Annex)

Floor Shortfall $ (if any), borne by Lender. Amount specified by Lender under Section 4.3(b) of the Annex as required to eliminate it: $ .

Borrower elects one of three: [ ] (i) debt satisfied, Lender retains the Pledged Units and the loan ends, Borrower keeps the proceeds [ ] (ii) Borrower repays and Lender redelivers all Pledged Units [ ] (iii) reset, Floor Shortfall eliminated within the Cure Period by Borrower delivering additional BTC and paying down $ of the Total Loan Amount. Cure completed on at EST.

Where no election is received (Section 5.7(c) of the Annex)

The Collar Loan matures automatically on the Reset Date, with no notice, declaration or act of Lender required and no discretion in Lender to roll or extend it. Recorded for completeness: settlement effected under [ ] 5.7(c)(i), Reference Price below the Floor Price, Lender retains the Pledged Units in full and final satisfaction [ ] 5.7(c)(ii), Reference Price at or above the Floor Price, Pledged Units sold to discharge the Secured Obligations and any surplus of BTC or $ redelivered.

Lender is not appointed attorney or agent of Borrower and signs nothing on Borrower's behalf.

On a Knock-In Event only (Sections 5.3 and 5.3A of the Annex)

Excess Appreciation $ (nil unless a Knock-In Event occurred), settled by [ ] (a) Lender retains Pledged Units, which is the route on an automatic maturity under Section 5.7(c) of the Annex [ ] (b) paid in USD or USDC [ ] (c) added to the Total Loan Amount, roll only [ ] (d) baked into the Ceiling and rate re-quote, roll only

Unwind Cost for the prior period

(Section 5.3B of the Annex)

$ 3,765,000.00, being the cost of unwinding the prior Collar on its early termination. Settled by [ ] paid in cash or USDC [X] added to the Total Loan Amount. [X] Agreed in lieu of, and in full satisfaction of, any Excess Appreciation for the terminated Rolling Period, so no separate Excess Appreciation is payable. Principal accordingly moved from $18,127,131.88 to $21,892,131.88.

Doc ID: 63c08bed7f533b351b97730eba2cb4d812e49a1b

Confirmation of key protections. This confirmation is a summary for convenience only. It does not form part of the commercial variables to which this Reset Confirmation takes precedence under Section 1.3 of the Annex, and in the event of any inconsistency the Annex prevails. For this Rolling Period: there are no margin calls and no liquidations at any price of the Collateral, save for a disposal permitted by Section 6.3 of the Annex; Borrower has no obligation to post additional Collateral or to pay down principal at any LTV; Borrower's obligations are non-recourse and limited to the Collateral, subject only to the Non-Recourse Carve-Outs in Section 3.3 of the Annex; and Borrower may repay and take redelivery of the Collateral at any time, at any price, without penalty, on the notice specified in Section 8.1 of the Annex. Knock-in: the Ceiling Price caps Borrower's participation only if the Reference Price at the Reset Time on the Reset Date is at or above the Barrier Price. Below that level Borrower retains all appreciation. At or above it, Borrower's participation is capped at the Ceiling Price for the whole period, which is a single step and not a partial reduction, as Borrower acknowledges under Section 5.3A(d) of the Annex.

ChainFi, Inc. d/b/a Arch Lending · Confidential · Annex A - Knock-In Collar Loan Annex to the Master Loan Agreement 23

Doc ID: 63c08bed7f533b351b97730eba2cb4d812e49a1b

Issue and acceptance. This Reset Confirmation is completed and issued by Lender. Borrower is not required to execute or countersign it. Schedule 1 as completed for the initial Rolling Period is executed as part of the Annex, and the parties' signatures to the Annex apply to it. For each subsequent Rolling Period, Borrower accepts the terms recorded here and makes its elections by notice to Lender, which may be by email, by the Election Deadline, in accordance with Sections 4.3(c) and 4.6 of the Annex.

Lender records the issue of each Reset Confirmation, and Borrower's acceptance of it, under Section 4.7 of the Annex. No entry is required on the face of this Schedule 1.

ChainFi, Inc. d/b/a Arch Lending · Confidential · Annex A - Knock-In Collar Loan Annex to the Master Loan Agreement 24

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Signed

08 / 25 / 2026

23:08:55 UTC

Sent for signature to Richard Russel (rrussell@lmfunding.com) and Dhruv Patel (dhruv@archlending.com) from himanshu@archlending.com IP: 72.225.167.9

08 / 25 / 2026

23:17:22 UTC

Viewed by Dhruv Patel (dhruv@archlending.com) IP: 207.96.122.142

08 / 25 / 2026

23:17:28 UTC

Signed by Dhruv Patel (dhruv@archlending.com) IP: 207.96.122.142

08 / 25 / 2026

23:20:29 UTC

Viewed by Richard Russel (rrussell@lmfunding.com) IP: 47.200.122.246

08 / 25 / 2026

23:21:25 UTC

08 / 25 / 2026

23:21:25 UTC

Signed by Richard Russel (rrussell@lmfunding.com) IP: 47.200.122.246

The document has been completed.